CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of the Ellsworth Growth and Income Fund Ltd. and to the use of our reports dated November 21, 2016 on the financial statements and financial highlights of Ellsworth Growth and Income Fund Ltd. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders, which is incorporated by reference into N-2.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 21, 2017